Exhibit B

Schedule of Transactions in the Shares by W. Whitney George

Trade Date	Transaction	Quantity	Price Per Share
09/04/2019	Purchase	19,985[1]	$6.6974[2]
09/27/2019	Purchase	113,359[3]	$6.93
10/10/2019	Purchase	11,300[1]	$6.5914[4]

Schedule of Transactions in the Shares by Meredith George

Trade Date	Transaction	Quantity	Price Per Share
09/03/2019	Purchase	20,000[1]	$6.63[5]
09/27/2019	Purchase	28,676[6]	$6.93
10/09/2019	Purchase	20,802[1]	$6.5441[7]

Schedule of Transactions in the Shares by

The Meredith and Whitney George Family Foundation, Inc.

Trade Date	Transaction	Quantity	Price Per Share
09/27/2019	Purchase	25,440[8]	$6.93

[1]	Represents Shares acquired in open market transactions.
[2]

Represents the weighted average purchase price of multiple transactions with a range of prices between $6.69 and $6.70. The Reporting Persons hereby undertake to provide, upon request by the Securities and Exchange Commission staff, the issuer, or a stockholder of the issuer, full information regarding the number of Shares purchased at each separate price for all purchases for which the weighted average purchase price of multiple transactions with a range of prices is disclosed.

[3]

Represents Shares acquired pursuant to the Issuer’s dividend reinvestment program by Mr. George and accounts which Mr. George may be deemed to beneficially own (excluding The Meredith and Whitney George Family Foundation, Inc.).

[4]

Represents the weighted average purchase price of multiple transactions with a range of prices between $6.55 and $6.60. The Reporting Persons hereby undertake to provide, upon request by the Securities and Exchange Commission staff, the issuer, or a stockholder of the issuer, full information regarding the number of Shares purchased at each separate price for all purchases for which the weighted average purchase price of multiple transactions with a range of prices is disclosed.

[5]

Represents the weighted average purchase price of multiple transactions with a range of prices between $6.58 and $6.65. The Reporting Persons hereby undertake to provide, upon request by the Securities and Exchange Commission staff, the issuer, or a stockholder of the issuer, full information regarding the number of Shares purchased at each separate price for all purchases for which the weighted average purchase price of multiple transactions with a range of prices is disclosed.

[6]	Represents Shares acquired by Meredith George pursuant to the Issuer’s dividend reinvestment program.
[7]

Represents the weighted average purchase price of multiple transactions with a range of prices between $6.53 and $6.55. The Reporting Persons hereby undertake to provide, upon request by the Securities and Exchange Commission staff, the issuer, or a stockholder of the issuer, full information regarding the number of Shares purchased at each separate price for all purchases for which the weighted average purchase price of multiple transactions with a range of prices is disclosed.

[8]	Represents Shares acquired by The Meredith and Whitney George Family Foundation, Inc. pursuant to the Issuer’s dividend reinvestment program.